SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                SURGILIGHT, INC.
                -------------------------------------------------
               (Exact Name of Company as specified in its charter)


        Delaware                   000-24897                        35-1990562
 ----------------------       -------------------                  ------------
(State of Incorporation)     (Commission file No.)                (IRS Employer
                                                                    ID Number)

                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826
                     --------------------------------------
                    (Address of principal executive offices)


               CONSULTING AGREEMENT BETWEEN SURGILIGHT, INC., AND
                               J. BENNETT GROCOCK
                           ---------------------------
                          (Full title of the Agreement)

                              J. T. Lin, President
                                SURGILIGHT, INC.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826
                      -------------------------------------
                     (Name and address of agent for service)

                   Company's telephone number: (407) 482-4555


                         CALCULATION OF REGISTRATION FEE

------------------------- -------------------- ---------------------- ----------------------- ------------------------
                                                                         Proposed Maximum
                                                 Proposed Maximum       Aggregate Offering
 Title of Securities to      Amount to be       Offering Price Per           Price(1)         Amount of Registration
     be Registered            Registered             Share(1)                                           Fee

------------------------- -------------------- ---------------------- ----------------------- ------------------------
Common Shares                   20,000                 $1.00                 $20,000          $100 Minimum Fee
------------------------- -------------------- ---------------------- ----------------------- ------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

          Note: The document(s) containing the information concerning the Agreement between SURGILIGHT, INC. (the "Company"), and J. BENNETT GROCOCK dated August 1, 2001, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

          a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

          b. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2001 and June 30, 2001; and

          c. The Company's Current Reports on Forms 8-K subsequent to December 31, 2000, and up to and including the date of filing of this Registration statement.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         The Company's authorized capital consists of 30,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), of which 21,647,374 shares were issued and outstanding as of August 15, 2001, and 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which is outstanding and 1,500,000 shares of which have been designated as Series A Convertible Preferred Stock and are being offered in this Offering.

          Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

          All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Transfer Agent, Registrar and Warrant Agent

          The Company has appointed Signature Stock Transfer, 14675 Midway Road, Suite 221, Dallas, TX 75244, as transfer agent and registrar for the Common Stock and Preferred Stock.

ITEM 5. Interests of Named Experts and Counsel.

          J. Bennett Grocock, counsel to the Registrant for the purpose of this Registration Statement, will own 20,000 common shares of the Registrant pursuant to this registration.

ITEM 6. Indemnification of Directors and Officers.

          Registrant's Articles of Incorporation and Bylaws and the Florida Business Corporation Act provide for indemnification of directors and officers against certain liabilities. In general, officers and directors of Registrant are indemnified against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and are not deemed to be liable to Registrant for negligence or misconduct in the performance of their duties.

ITEM 7. Exemption From Registration Claimed.

          Not applicable.

ITEM 8. Exhibits.

Exhibit Number                Description
--------------                -----------

4.1 Agreement between SurgiLight, Inc., and J. Bennett Grocock dated August 1, 2001.

5                             Opinion of Counsel, The Business Law Group.

23.1 Consent of Parks, Tschopp, Whitcomb & Orr, P.A., Independent Certified Public Accountants.

23.2                          Consent of The Business Law Group (Included in
                              Exhibit 5).

ITEM 9.  Undertakings

          1. The Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 17th day of August, 2001.

                                            SURGILIGHT, INC.


                                            By:  /s/  Stuart E. Michelson
                                               --------------------------------
                                                      Stuart E. Michelson,
                                                      Chairman Audit Committee


          In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                         TITLE                         DATE



/s/  Rachel Siu                  Chief Financial Officer            8-29-01
-----------------------------                                   --------------
     Rachel Siu


/s/  Joseph Allen                Director                           8-28-01
-----------------------------                                   --------------
     Joseph Allen


/s/  Lee Chow                     Director                          8-20-01
-----------------------------                                   --------------
     Lee Chow


/s/  Colette Cozean               Director                          8-28-01
-----------------------------                                   --------------
     Colette Cozean


/s/  Robert J. Freiberg           Director                          8-28-01
-----------------------------                                   --------------
     Robert J. Freiberg


/s/  J. T. Lin                    Director                          8-21-01
-----------------------------                                   --------------
     J. T. Lin


/s/  Stuart E. Michelson          Director                          8-17-01
-----------------------------                                   --------------
     Stuart E. Michelson


/s/  Louis P. Valente             Director                          8-24-01
-----------------------------                                   --------------
     Louis P. (Dan) Valente


/s/  J. S. Yuan                   Director                          8-24-01
-----------------------------                                   --------------
     J. S. Yuan

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SURGILIGHT, INC.
                ------------------------------------------------
               (Exact name of Issuer as specified in its charter)

                                  EXHIBIT INDEX


Exhibit Number                Description
--------------                -----------

4.1 Agreement between SurgiLight, Inc., and J. Bennett Grocock dated August 1, 2001.

5                             Opinion of Counsel, The Business Law Group

23.1 Consent of Parks, Tschopp, Whitcomb & Orr, P.A., Independent Certified Public Accountants.

23.2                          Consent of The Business Law Group (Included in
                              Exhibit 5).